Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Pride International, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-156705), Form S-4 (No. 333-172587) and Form S-8 (Nos. 333-58625, 333-40282, 333-97757, 333-125048 and 333-156530) of Ensco plc of our reports dated February 18, 2011, with respect to the consolidated balance sheets of Pride International, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 Annual Report on Form 10-K of Pride International, Inc., and to the reference to our firm under the heading “Experts” in the prospectus supplement forming a part of the registration statement on Form S-3 (No. 333-156705) of Ensco plc.
/s/ KPMG LLP
Houston, Texas
March 7, 2011